Exhibit 99.2

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of September 30, 2020 and December 31, 2019 and

for the nine-month periods ended September 30, 2020 and 2019

TABLE OF CONTENTS

Unaudited Condensed Combined Financial Statements

Unaudited Condensed Combined Balance Sheets	1

Unaudited Condensed Combined Statements of Income and Member’s Equity	2

Unaudited Condensed Combined Statements of Cash Flows	3

Notes to Unaudited Condensed Combined Financial Statements	4

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$849,362	$1,731,358
Accounts receivable	2,284,105	1,383,683
Inventories, net	5,909,109	6,589,450
Prepaid expenses and other current assets	62,571	183,622

Total current assets	9,105,147	9,888,113

Property and equipment, net of accumulated depreciation and amortization of $377,706 and $322,197 as of 2020 and 2019, respectively	163,670	201,879

Other assets	52,900	45,334

TOTAL ASSETS	$9,321,717	$10,135,326

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,156,417	$1,657,689
Accrued liabilities	308,199	107,516
Current portion of loan	100,779	-

Total current liabilities	2,565,395	1,765,205

Paycheck Protection Program loan, less current portion	64,132	-

Total liabilities	2,629,527	1,765,205

MEMBER’S EQUITY	6,692,190	8,370,121

TOTAL LIABILITIES AND MEMBER’S EQUITY	$9,321,717	$10,135,326

See accompanying Notes to Unaudited Condensed Combined Financial Statements.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND MEMBER’S EQUITY

	Nine Months Ended September 30
	2020	2019
	(Unaudited)	(Unaudited)
Product revenues, net	$25,911,925	$22,239,569
Cost of goods sold	16,092,646	14,054,499

Gross profit	9,819,279	8,185,070

Operating expenses:
Sales and marketing expenses	3,312,104	1,605,880
Other operating expenses	2,138,054	1,529,292

Total operating expenses	5,450,158	3,135,172

Income from operations	4,369,121	5,049,848

Non-operating expenses, net	47,052	282,044

Net income	$4,322,069	$4,767,854

Member’s equity, beginning of period	$8,370,121	$5,056,425
Capital contributions	-	500,000
Return of capital contributions	(6,000,000)	(100,000)
Member’s equity, end of period	$6,692,190	$10,224,279

See accompanying Notes to Unaudited Condensed Combined Financial Statements.

SWERVE, L.L.C. AND SWERVE, IP L.L.C.

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,322,069	4,767,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,509	53,353
Inventory reserve	-	207,360
Changes in operating accounts:
Accounts receivable	(900,422)	(717,219)
Inventories	680,341	(2,356,290)
Prepaid expenses and other assets	123,485	(32,518)
Accounts payable and accrued liabilities	699,411	(562,113)

Net Cash Flows Provided by Operating Activities	4,980,393	1,360,427

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(17,300)	(3,446)
Acquisition of intangible assets	(10,000)	-

Net Cash Flows Used in Investing Activities	(27,300)	(3,446)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from lines of credit	-	2,900,000
Payments on lines of credit	-	(3,500,000)
Proceeds from Paycheck Protection Program loan	164,911	-
Capital contributions	-	500,000
Return of capital contributions	(6,000,000)	(100,000)

Net Cash Flows Used in Financing Activities	(5,835,089)	(200,000)

Net change in cash	(881,996)	1,156,981
Cash - beginning of period	1,731,358	264,008

Cash - end of period	$849,362	$1,420,989

SUPPLEMENTAL DISCLOSURE OF CASH PAID
Interest	$3,878	$84,298

See accompanying Notes to Unaudited Condensed Combined Financial Statements.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations. Swerve, L.L.C. and Swerve IP, L.L.C. (collectively referred to as “Swerve” or “the Company”) are focused on creating better-for-you baking and cooking products that are delicious and natural. Swerve IP, L.L.C. is the owner of the intellectual property required to produce and market Swerve brand sweetener. Swerve IP, L.L.C. has licensed the rights to use its intellectual property to Swerve, L.L.C. Swerve offers zero calorie sweeteners, low carb and gluten free bake mixes. Swerve is headquartered in New Orleans, and was formed in 2010 as a limited liability company in the state of Louisiana. Swerve was formed to have a perpetual life and the member has limited liability for the obligations of the LLCs.

Basis of Presentation. Unaudited interim combined financial statements of the Company as of September 30, 2020 and for the nine-month periods ended September 30, 2020 and 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The year-end combined balance sheet dated as of December 31, 2019 was audited and is presented here as a basis for comparison. Although the combined financial statements and related information included herein have been prepared without audit, and certain information and disclosures normally included in the combined financial statements prepared in accordance with GAAP have been omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company’s management, the unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. The results of operations for interim periods are not necessarily indicative of the results expected for the full year or any future period.

Principles of Combination. The accompanying combined financial statements include the accounts of Swerve, L.L.C. and its related entity through common ownership, Swerve IP, L.L.C. All significant intercompany accounts and transactions are eliminated in the combined financial statements.

Use of Estimates. The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable. The Company extends unsecured credit to wholesale customers in the grocery and specialty food markets. Receivables are considered past due if any portion of the receivable balance is outstanding beyond agreed upon terms (generally 30 days). Accounts are considered delinquent if outstanding more than 90 days. Accounts receivable are written off when deemed uncollectible. The Company determined that no allowance for doubtful accounts is necessary as of September 30, 2020 and December 31, 2019, based on review of outstanding accounts and historical experience. The Company does not accrue interest on accounts receivable. The majority of payments are via bank transfers or check payments so the Company does not have credit card risk.

Inventory. The Company’s inventory is accounted for at the lower of cost (under the weighted-average method) or net realizable value. The cost of inventory includes the acquisition costs of raw ingredients and packaging supplies, costs paid to contract manufacturing facilities, and the in-bound freight costs incurred in connection with delivery of product to the contract manufacturing facilities and to warehouse locations. Inventory reserves for realizable value or obsolescence are determined on a specific item basis. As of both September 30, 2020 and December 31, 2019, inventory reserves were $207,360.

Property and equipment. Property and equipment is primarily comprised of the office buildout associated with the Company’s corporate location in New Orleans, which also includes a small warehouse. These improvements are depreciated using the straight-line method over the life of the related lease, which expires April 30, 2022. Depreciation and amortization expense for property and equipment was $55,509 and $53,353 for the nine months ended September 30, 2020 and 2019, respectively. Repair and maintenance costs are expensed as incurred.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Intangible assets. The Company has acquired bake mix recipes for $50,000 from a third party. These are considered intangible assets and are included in “other assets” in the combined balance sheets. There are no foreseeable limits on the period of time over which the recipes are expected to contribute to the cash flows of Swerve. Therefore, these intangible assets are assigned an indefinite useful life.

Sales and marketing. Sales and marketing expenses includes costs such as sales commission, trade shows and conferences, field marketing, and advertising costs. Advertising costs are charged to expense when incurred. Advertising expense was $2,186,171 and $376,698 for the nine months ended September 30, 2020 and 2019, respectively.

Revenue Recognition. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606. The core principle of ASC 606 is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations. Swerve’s primary performance obligation is satisfied when products are delivered to the customers, which is the point in time when revenue is recognized. The Company generally pays for all costs to deliver products to customers and does not bill customers for such costs. The Company has made an accounting policy election to account for shipping and handling activities as a fulfillment of the promise to transfer the goods. Accordingly, shipping and handling costs are included in cost of goods sold. Such costs totaled $1,106,681 and $1,108,593 for nine months ended September 30, 2020 and 2019, respectively.

Swerve offers promotional activities (e.g. coupons, trade discounts and other promotional activities) to customers. These variable consideration amounts are estimated for each customer based on specific arrangements/agreements existing at year end, and current activity with that customer. Reassessment of variable consideration estimates is done at each reporting date until the uncertainty is resolved (e.g. promotional campaign is closed and settled with customer). These promotional activities are deducted from revenue based on amounts estimated as being or becoming due to customers and consumers at the end of a period. These deductions are estimated and recorded in the same period as the product sale and revised as necessary in the subsequent period. For the nine months ended September 30, 2020 and 2019, product revenues have been reduced by $2,141,138 and $2,938,604, respectively, related to promotional activities. As of September 30, 2020 and December 31, 2019, receivables have been reduced by $216,028 and $62,692, respectively, for estimated promotional activity associated product revenues, not settled until the subsequent period.

The Company also sells products via the Amazon Marketplace. Customer payments are made directly to Amazon, which then pays to the Company an amount net of Amazon’s commissions and service fees. Amazon’s commissions and service fees totaled $3,329,526 and $3,047,902 for the nine months ended September 30, 2020 and 2019, respectively. The product revenues recorded in the combined statement of operations is the net amount received from Amazon.

The Company also offers its customers prompt pay discounts which is also a variable consideration. For the nine months ended September 30, 2020 and 2019, product revenues have been reduced by $429,157 and $359,462, respectively, for these discounts.

Customers do not have a contractual right of return. Historically, rejected products have not been significant.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The following table presents the Company’s percentage of revenues disaggregated by product categories for the period indicated:

	Nine Months ended September 30,
	2020	2019
Sweeteners	90%	93%
Bake mixes	10%	7%
	100%	100%

Income Taxes. Swerve, L.L.C. and Swerve IP, L.L.C. are treated as disregarded entities for Federal and state income tax purposes. As such, the income, losses, and credits are included in the personal income tax return of their member and there is no income tax provision or liability recorded in these combined financial statements.

The Company applies a “more-likely-than-not” recognition threshold for all tax uncertainties. This approach only allows the recognition of those tax benefits that have a greater than 50% percent likelihood of being sustained upon examination by the taxing authorities. The Company has reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by taxing authorities.

Accounting Standards Issued, Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet as well as additional disclosures. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, to simplify the lease standard’s implementation. The amended guidance relieves businesses and other organizations of the requirement to present prior comparative years’ results when the new lease standard is adopted. Instead of recasting prior year results using the new accounting when the guidance is adopted, companies can choose to recognize the cumulative effect of applying the new standard to leased assets and liabilities as an adjustment to the opening balance of retained earnings. The standard will be effective for the Company as of November 11, 2020 as a result of the change of control described in Note 8 to the combined financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326)”. This accounting standard requires entities to estimate losses on financial assets measured at amortized cost, including trade receivables, debt securities and loans, using an expected credit loss model. The expected credit loss differs from the previous incurred losses model primarily in that the loss recognition threshold of “probable” has been eliminated and that expected loss should consider reasonable and supportable forecasts in addition to the previously considered past events and current conditions. Additionally, the guidance requires additional disclosures related to the further disaggregation of information related to the credit quality of financial assets by year of the asset’s origination for as many as five years. Entities must apply the standard provision as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. This standard is effective for the Company for periods beginning after December 15, 2022.

The Company is currently assessing the impact of adopting these new standards.

Business and Credit Concentrations

Customers

The Company’s exposure to credit loss in the event of non-payment of accounts receivable by customers is estimated in the amount of the allowance for doubtful accounts. The two largest customers are wholesale distributors which accounted for approximately 54% and 59% of total net product revenues for the nine-months ended September 30, 2020 and 2019, respectively. These same customers accounted for approximately 57% and 56% of accounts receivables as of September 30, 2020 and December 31, 2019, respectively. In addition to the wholesalers to whom the Company sells direct, the Company also offers and sells products via the Amazon Marketplace sales channel, which accounted for 17% and 19% of net product revenues for the nine-months ended September 30, 2020 and 2019, respectively. At September 30, 2020 and December 31, 2019, receivables due from Amazon, net of fees deducted by Amazon for their services, were $172,697 and $250,643, respectively.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

During the nine months ended September 30, 2020 and 2019, international sales represented approximately 4% and 6%, respectively, of net product revenues. The Company’s international sales are exclusively to customers in Canada. The related foreign exchange gains or losses on international sales is negligible.

Raw Materials

Swerve currently utilizes two suppliers to provide primary raw material under contracts that are generally 1-2 years in length. These supply contracts were scheduled to expire December 31, 2020. Subsequent to September 30, 2020, the Company entered into supply contracts with these two suppliers covering 2021. The raw materials purchase commitments for 2021 under these two contracts total approximately $9 million. The primary raw material used by the Company is available from other suppliers throughout the world and Swerve maintains relationships with secondary suppliers, so that other sourcing options are available.

Contract Manufacturers

Swerve utilizes numerous contract manufacturers for different finished goods.  During 2020 and 2019, Swerve utilized production sites that overlapped in their capabilities and provided redundancy.  Presently, the majority of the production is completed at a single contract manufacturer site with whom the Company has been working since 2011.  However, the type of production that is required to produce finished goods for Swerve is widely available through contract manufacturing sites across the United States.

Note 2 – Inventories

Inventories consist of the following, as of the dates indicated:

	September 30, 2020	December 31, 2019
Raw materials and packaging	$2,914,484	$2,718,250
Work-in-process	26,916	104,283
Finished goods	3,175,069	3,974,277
Inventory reserve	(207,360)	(207,360)
Inventories, net	$5,909,109	$6,589,450

Note 3 – Commitments and Contingencies

Covid-19 Pandemic Uncertainty

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China. On March 11, 2020, the World Health Organization declared the outbreak as a global pandemic. The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries but Swerve has not experienced a notable impact or disruption. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. The extent to which this matter may impact the Company’s future financial condition, operating results or cash flows cannot be reasonably estimated at this time.

Office Lease

The Company leases office space at a single location in New Orleans, Louisiana. The term of the lease is 84 months commencing May 1, 2015 and expiring April 30, 2022. Rent expense is recognized over the term of the lease agreement. Rent expense was $40,947 and $36,013 for the nine months ended September 30, 2020 and 2019, respectively. Future noncancellable minimum rent payments related to this lease as of September 30, 2020 are as follows: remainder of 2020--$10,675; 2021--$44,367; and 2022--$15,067.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Legal

From time to time, the Company is involved in various legal proceedings arising from the normal course of business activities, including trademark protection, contract negotiation and business practices. At this time, the Company is not aware of any material or unsettled claims.

Employment Agreement

The President of the Company has an employment agreement with the Company that provides for six months of compensation if terminated without cause, as defined in the agreement, and for incentive compensation at a percentage of net transaction value, as defined in the agreement, should all or a part of the Company be sold. (See Note 8.)

Note 4 – Lines of Credit

A line of credit was opened with JP Morgan Chase in September 2018 in the amount of $1,000,000 with interest based on an adjusted LIBOR rate plus approximately 3% per annum. In October 2019, this line of credit was increased to a maximum of $2,000,000 of total available credit. The maturity date of the line was in October 2020. The line expired as scheduled.  As of both September 30, 2020 and December 31, 2019, the outstanding balance of this line of credit was $-0-.

An additional line of credit was opened with JP Morgan Chase in February 2019 in the amount of $1,000,000 with interest based on an adjusted LIBOR rate plus 2.89% per annum. The maturity date of the line was in November 2019. The line expired as scheduled.

A line of credit was also opened with Hancock Whitney Bank in February 2019 in the amount of $1,000,000 with a variable interest rate based on the Wall Street Journal Prime rate. This line of credit was drawn on and then paid in full in September 2019. The maturity date of the line was in February 2020. The line expired as scheduled.  As of December 31, 2019, the outstanding balance of this line of credit was $-0-.

Interest expense for the nine months ended September 30, 2020 and 2019 was $3,878 and $84,298, respectively.

Note 5 – Paycheck Protection Program Loan

On April 5, 2020, the Company qualified for and received a loan pursuant to the Paycheck Protection Program, a program implemented by the U.S. Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act, from a qualified lender (the “PPP Lender”), for an aggregate principal amount of $164,911 (the "PPP Loan"). The PPP Loan bears interest at a fixed rate of 0.98% per annum, with the first six months of interest deferred, has a term of two years, and is unsecured and guaranteed by the U.S. Small Business Administration. The principal amount of the PPP Loan is subject to forgiveness under the Paycheck Protection Program upon the Company’s request to the extent that the PPP Loan proceeds are used to pay expenses permitted by the Paycheck Protection Program, including payroll costs, covered rent and mortgage obligations, and covered utility payments incurred by the Company. The Company has applied for forgiveness of the PPP Loan with respect to these covered expenses. To the extent that all or part of the PPP Loan is not forgiven, the Company will be required to pay interest on the PPP Loan at a rate of 0.98% per annum, and under the terms of the loan, commencing in November 2020 principal and interest payments would be required through the maturity date in April 2022. The terms of the PPP Loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events.

The Company has accounted for the PPP Loan as a financial liability and will continue to do so until the loan is partly or wholly forgiven and the Company has been legally released or the loan is paid.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 6 – Member’s Equity

Both Swerve, L.L.C. and Swerve IP, L.L.C. are owned 100% by the same individual. The Member’s equity as of September 30, 2020 and December 31, 2019 represents net capital contributions made by the member and accumulated earnings of the Company through those dates.

Note 7 – Other Operating Expenses

Other operating expenses consist of the following for the period indicated:

	Nine Months Ended September 30
	2020	2019
Payroll and related benefits	$1,369,824	$905,153
Travel	69,522	187,146
Insurance	183,429	132,634
General office	153,995	121,615
Legal and professional	127,250	21,685
Depreciation and amortization	55,509	53,353
Other	178,525	107,706
	$2,138,054	$1,529,292

Note 8 – Subsequent Events

Management has evaluated subsequent events through the date that the combined financial statements were available to be issued, December 14, 2020, and determined the following matter occurred that requires additional disclosure. No events occurring after this date have been evaluated for inclusion in these combined financial statements.

On August 27, 2020, a letter of intent was entered into to sell 100% of the member interests in Swerve, L.L.C. and Swerve IP, L.L.C. On November 10, 2020, the sale of the interests to Whole Earth Brands, Inc. for $80 million in cash was completed, resulting in a change in control of the Company. Included in non-operating expenses is $54,593 and $197,013 for the nine months ended September 30, 2020 and 2019, respectively, which are expenses incurred by the Company in its efforts to potentially enter into a sale transaction.